MID-AMERICA APARTMENT COMMUNITIES, INC.

A self-managed equity REIT

PRESS RELEASE

FROM:	SIMON R.C. WADSWORTH
SUBJECT:	MID-AMERICA ANNOUNCES THIRD QUARTER RESULTS
DATE:	OCTOBER 31, 2005

Mid-America Apartment Communities, Inc. (NYSE: MAA) (the “Company”) reported net income available for common shareholders for the quarter ended September 30, 2005 of $125,000 or $0.01 per common share, as compared to a net loss of ($576,000) or ($0.03) per common share for the same quarter a year ago. Funds from operations (“FFO”), the widely accepted measure of performance for real estate investment trusts, was $18,299,000, or $0.75 per share/unit for the third quarter of 2005, as compared to $17,135,000, or $0.73 per share/unit for the same quarter a year ago. The third quarter FFO per share/unit result was towards the upper end of the range of the Company’s forecast, and 1 cent ahead of First Call’s estimate. A reconciliation of FFO to net income and an expanded discussion of the components of FFO can be found later in this release.

Highlights for the quarter were:

•	FFO per share/unit results for the quarter is a record high third quarter performance for the Company.
•	Same store physical occupancy at quarter end was 96.2%, ahead of last year’s performance of 95.1% and the highest since the third quarter of 1996.
•	Same store NOI for the third quarter increased by 6.3%, excluding the impact of straight-lining leasing concessions; the best performance since the first quarter of 1996.
•	Same store average rent per unit for the third quarter increased by 1.5% over the same period last year; the best performance since the first quarter of 2002.
•	The Board voted to increase the common stock dividend payable October 31st by 1 cent/share or 1.7%, a new annualized dividend rate of $2.38/share.
•	The Company completed the purchase of two properties totaling 862 apartments, Waterford Forest in Raleigh, North Carolina, and Boulder Ridge in Dallas, an investment of $56 million.

Eric Bolton, Chairman and CEO said, “Operating results for the third quarter were very encouraging. Record high third quarter FFO performance, significantly higher occupancy, lower resident turnover and improving rent growth all support our forecast of continued recovery in operating results. Market conditions are steadily improving and we expect the solid gain in occupancy will set the stage for robust pricing performance over the next few quarters. A number of markets captured higher leasing traffic at the end of the quarter from displaced renters and homeowners along the Gulf Coast and we anticipate this will further assist in accelerating market recovery in the southeast region. Mid-America’s increased investment in high growth markets, enhanced operating systems and well maintained properties are poised to capture higher FFO performance as a result of these improving market conditions.”

Simon Wadsworth, Executive Vice-President and CFO said, “Third quarter results were at the high-end of earlier guidance as occupancy and leasing conditions have shown very solid recovery. Actions taken at the end of the second quarter to protect the balance sheet from rising rates were timely, and increased the amount of debt that we’ve fixed, swapped, forward-swapped, or capped to 89%. At 2.0, our fixed charge coverage was comparable to the apartment sector median. We are increasing our previous FFO guidance for Q4 from $0.70 to $0.76 cents per share/unit to $0.72 to $0.77 cents per share/unit.

Supplemental data to this release can be found on the investors page of our web site at www.maac.net. The Company will host a conference call to further discuss third quarter results on Tuesday, November 1, 2005 at 9:15 AM Central Time. The conference call-in number is 866-244-4629 and the moderator’s name is Eric Bolton.

MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 38,227 apartment units throughout the southeast and south central U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 248-4105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions and/or dispositions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K/A, particularly including the risk factors contained in the latter filing.

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Property revenues	$ 75,104	$ 67,378	$ 219,186	$ 198,651
Management and fee income, net	51	149	272	443
Property operating expenses	(32,305)	(29,419)	(91,944)	(83,657)
Depreciation	(19,176)	(17,181)	(55,629)	(51,061)
Property management expenses	(2,749)	(2,401)	(8,449)	(7,968)
General and administrative	(2,329)	(1,953)	(7,148)	(6,839)
Income from continuing operations before non-operating items	18,596	16,573	56,288	49,569
Interest and other non-property income	70	155	357	434
Interest expense	(15,332)	(12,868)	(43,537)	(37,239)
Gain (loss) on debt extinguishment	12	38	(82)	(179)
Amortization of deferred financing costs	(462)	(436)	(1,411)	(1,301)
Minority interest in operating partnership income	(91)	(464)	(1,129)	(1,418)
Income (loss) from investments in unconsolidated entities	(52)	(61)	73	(135)
Incentive fee from unconsolidated entity	-	-	1,723	-
Net gain on insurance and other settlement proceeds	874	248	865	3,104
Gain on sale of non-depreciable assets	-	-	334	-
Gain on dispositions within unconsolidated entities	-	-	3,034	-
Income from continuing operations	3,615	3,185	16,515	12,835
Discontinued operations:
Loss from discontinued operations	-	(54)	(113)	(183)
Asset impairment of discontinued operations	-	-	(243)	-
Net gain (loss) on insurance and other settlement proceeds of
discontinued operations	-	-	(25)	526
Net income	3,615	3,131	16,134	13,178
Preferred dividend distribution	(3,490)	(3,707)	(10,838)	(11,119)
Net income (loss) available for common shareholders	$ 125	$ (576)	$ 5,296	$ 2,059

Weighted average common shares - Diluted	21,844	20,338	21,562	20,545
Net income per share available for common shareholders	$ 0.01	$ (0.03)	$ 0.25	$ 0.10

FUNDS FROM OPERATIONS (in thousands except per share data)

Net income	$ 3,615	$ 3,131	$ 16,134	$ 13,178
Addback: Depreciation of real estate assets	18,841	16,830	54,628	50,040
Subtract: Net gain on insurance and other settlement proceeds	874	248	865	3,104
Subtract: Gain on dispositions within unconsolidated entities	-	-	3,034	-
Subtract: Net gain (loss) on insurance and other settlement
proceeds of discontinued operations	-	-	(25)	526
Addback: Depreciation of real estate assets
of discontinued operations (1)	-	230	-	681
Addback: Depreciation of real estate assets
of unconsolidated entities	116	435	363	1,333
Subtract: Preferred dividend distribution	3,490	3,707	10,838	11,119
Addback: Minority interest in operating partnership income	91	464	1,129	1,418
Funds from operations	18,299	17,135	57,542	51,901
Recurring capex	(5,035)	(4,149)	(12,244)	(10,691)
Adjusted funds from operations	$ 13,264	$ 12,986	$ 45,298	$ 41,210

Weighted average common shares and units - Diluted	24,465	23,350	24,192	23,217
Funds from operations per share and unit - Diluted	$ 0.75	$ 0.73	$ 2.38	$ 2.24
Adjusted funds from operations per share and unit - Diluted	$ 0.54	$ 0.56	$ 1.87	$ 1.77

(1) Amounts represent depreciation taken before communities classified as discontinued operations.

CONSOLIDATED BALANCE SHEETS (in thousands)

		September 30,	December 31,
		2005	2004
Assets
Real estate assets
Land		$ 177,472	$ 163,381
Buildings and improvements		1,735,162	1,625,194
Furniture, fixtures and equipment		45,407	41,682
Capital improvements in progress		3,067	6,519
Accumulated depreciation		(454,346)	(399,762)
Land held for future development		1,366	1,366
Commercial properties, net		7,197	7,429
Investments in and advances to real estate joint ventures		4,314	14,143
Real estate assets, net		1,519,639	1,459,952
Cash and cash equivalents		10,093	9,133
Restricted cash		8,282	6,041
Deferred financing costs, net		15,671	16,365
Other assets		16,432	16,837
Goodwill		5,051	5,400
Assets held for sale		-	8,579
Total assets		$ 1,575,168	$ 1,522,307
Liabilities and Shareholders' Equity
Liabilities
Notes payable		$ 1,140,196	$ 1,083,473
Accounts payable		2,592	767
Accrued expenses and other liabilities		50,828	43,381
Security deposits		6,398	5,821
Liabilities associated with assets held for sale		-	164
Total liabilities		1,200,014	1,133,606
Minority interest		28,660	31,376
Series G cumulative redeemable preferred stock		-	10,000
Shareholders' equity
Series F cumulative redeemable preferred stock		5	5
Series H cumulative redeemable preferred stock		62	62
Common stock		217	209
Additional paid-in capital		662,868	634,520
Other		(3,491)	(3,252)
Accumulated distributions in excess of net income		(314,459)	(269,482)
Accumulated other comprehensive income (loss)		1,292	(14,737)
Total shareholders' equity		346,494	347,325
Total liabilities and shareholders' equity		$ 1,575,168	$ 1,522,307

SHARE AND UNIT DATA (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Weighted average common shares - Basic	21,548	20,338	21,278	20,218
Weighted average common shares - Diluted	21,844	20,686	21,562	20,545
Weighted average common shares and units - Basic	24,168	23,003	23,907	22,889
Weighted average common shares and units - Diluted	24,465	23,350	24,192	23,217
Common shares at September 30 - Basic	21,748	20,582	21,748	20,582
Common shares at September 30 - Diluted	22,046	20,938	22,046	20,938
Common shares and units at September 30 - Basic	24,364	23,240	24,364	23,240
Common shares and units at September 30 - Diluted	24,662	23,596	24,662	23,596

NON-GAAP FINANCIAL DEFINITIONS

Funds From Operations (FFO)
FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

Disposition of real estate assets includes sales of real estate included in discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense of real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.

Adjusted Funds From Operations (AFFO)
For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures.
As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)
For purposes of these computations, EBITDA is composed of net income before net gain on asset sales and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.